Exhibit 99.1

NUTRIBAND INC. ANNOUNCES THE APPOINTMENT OF SEAN GALLAGHER AS COMPANY PRESIDENT

Orlando, Florida. – February 13, 2018 – Nutriband Inc. (OTC: NTRB), a Nevada Corporation, is pleased to announce the appointment of Sean Gallagher as the company President and the member of the Board of Directors.

Ex Presidential candidate and runner up in the 2011 Irish presidential elections, Sean Gallagher is an experienced businessman, inspiring speaker and a highly regarded business writer. Sean Gallaher’s notable business ventures include Co Founding and serving as CEO of Clyde Real Estate, Pharmaceutical Directorships and co-founding Ireland’s largest home technology company, Smarthomes. Mr. Gallagher has also served as an investor in popular TV show, Dragon’s Den which is Ireland and UK’s version of popular US TV show Shark tank.

Sean Gallagher qualified with an MBA from the University of Ulster and served on a number of Irish State Boards including the National Training and Employment Agency (FAS), the North South Trade Body (InterTrade Ireland) and was Chair of the State owned Drogheda Port Company.

Nutriband Inc.

Nutriband

Nutriband is a unique, result’s driven, health and pharmaceutical Company based in Orlando Florida.  Unlike traditional health product companies, Nutriband found its start by spotting and targeting a gross and virtually unexplored niche in the supplement market through its method of ingredient delivery. All Nutriband products are based around the science of transdermal / Topical technologies.

www.nutriband.com

About Our Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes”, “anticipates”, “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. Our actual results may differ materially from those anticipated in our forward-looking statements as a result of a number of factors, including our ability to create, sustain, manage or forecast our growth; our ability to attract and retain key personnel; changes in our business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions. Except as required by applicable law, we undertake no obligation to revise or update any of our forward-looking statements in order to reflect any event or circumstance that may arise after the date hereof.

For more information, contact:

Gareth Sheridan

CEO

Nutriband Inc.

407 880-6810

info@nutriband.com

www.nutriband.com